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                                                                    EXHIBIT 23.2


                                HOGAN & SLOVACEK
                           A Professional Corporation
                          Certified Public Accountants

                                 Harvey Parkway
                            301 N.W. 63rd, Suite 290
                            Oklahoma City, OK 73116
                   Office (405) 848-2020  Fax (405) 848-7359





                         INDEPENDENT AUDITOR'S CONSENT





         We consent to the use of our report dated March 17, 1998, with respect to the financial statements of Summit Environmental Corporation, Inc. included in two Registration Statements (Forms SB-2 and Form S-4) of Summit Environmental Corporation, Inc.


                                            /S/ HOGAN & SLOVACEK




Oklahoma City, Oklahoma
March 17, 1998





                                                                    Exhibit 23.2
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